Exhibit 10.19

Form of Stock Option, Stock Appreciation Right, Restricted Stock Unit Award, and Performance Share Award Agreements, and Notice of Grant of Stock Option pursuant to TriCo’s 2009 Equity Incentive Plan

Trico Bancshares

2009 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement, Trico Bancshares (the “Company”) has granted you an option under its 2009 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a) Bank draft or money order payable to the Company.

(b) In the Company’s sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds (“Cashless Exercise”).

(c) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company’s reported earnings (generally six (6) months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(d) Provided that at the time of exercise the Company has adopted FAS 123, as revised, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from you to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided further, however, that shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter to the extent that (1) shares are used to pay the exercise price pursuant to the “net exercise,” (2) shares are delivered to you as a result of such exercise, and (3) shares are withheld to satisfy tax withholding obligations.

4. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

6. TERM. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a) three (3) months after the termination of your Continuous Service for any reason other than your Disability or death, provided that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in the above section “Securities Law Compliance,” your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

(b) three (3) months after the termination of your Continuous Service due to your Disability;

(c) three (3) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

(d) the Expiration Date indicated in your Grant Notice; or

(e) the day before the tenth (10th) anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

7. EXERCISE.

(a) You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

(c) If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

8. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

9. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

10. WITHHOLDING OBLIGATIONS.

(a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

11. NOTICES. Any notices provided for in your option or the Plan shall be given in writing or shall be delivered electronically, and shall be deemed effectively given or delivered upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

12. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

* * * * *

This Stock Option Agreement shall be deemed to be signed by the Company and the Participant upon the electronic acceptance by the Participant of the applicable Stock Option Grant Notice.

Trico Bancshares

2009 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHT AGREEMENT

Pursuant to your Stock Appreciation Grant Notice (“Grant Notice”) and this Stock Appreciation Right Agreement, Trico Bancshares (the “Company”) has granted you an stock appreciation right under its 2009 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Appreciation Right Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your stock appreciation right are as follows:

1. VESTING. Subject to the limitations contained herein, your stock appreciation right will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your stock appreciation right and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3. CALCULATION OF APPRECIATION. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.

4. WHOLE SHARES. You may exercise your stock appreciation right only for whole shares of Common Stock.

5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your stock appreciation right unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your stock appreciation right also must comply with other applicable laws and regulations governing your stock appreciation right, and you may not exercise your stock appreciation right if the Company determines that such exercise would not be in material compliance with such laws and regulations.

6. TERM. You may not exercise your stock appreciation right before the commencement or after the expiration of its term. The term of your stock appreciation right commences on the Date of Grant and expires upon the earliest of the following:

(a) three (3) months after the termination of your Continuous Service for any reason other than your Disability or death, provided that if during any part of such three (3) month period your stock appreciation right is not exercisable solely because of the condition set forth in the above section “Securities Law Compliance,” your stock appreciation right shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

(b) three (3) months after the termination of your Continuous Service due to your Disability;

(c) three (3) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

(d) the Expiration Date indicated in your Grant Notice; or

(e) the day before the tenth (10th) anniversary of the Date of Grant.

7. EXERCISE.

(a) You may exercise the vested portion of your stock appreciation right during its term by delivering a Notice of Exercise (in a form designated by the Company) together with this Grant Notice to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) Upon exercising this Stock Appreciation Right, the Participant shall receive an amount equal to the Calculation of Appreciation for every stock appreciation right exercised. Until Shares are issued in respect of the exercise of this Stock Appreciation Right in accordance with the Plan, the Participant shall not have any of the rights or privileges of a shareholder of the Company in respect of any of the Shares covered by this Stock Appreciation Right.

(c) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

8. TRANSFERABILITY. Your stock appreciation right is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your stock appreciation right.

9. STOCK APPRECIATION RIGHT NOT A SERVICE CONTRACT. Your stock appreciation right is not an employment or service contract, and nothing in your stock appreciation right shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your stock appreciation right shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

10. WITHHOLDING OBLIGATIONS.

(a) At the time you exercise your stock appreciation right, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your stock appreciation right.

(b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your stock appreciation right a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your stock appreciation right, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your stock appreciation right. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your stock appreciation right that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c) You may not exercise your stock appreciation right unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your stock appreciation right when desired even though your stock appreciation right is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

11. NOTICES. Any notices provided for in your stock appreciation right or the Plan shall be given in writing or shall be delivered electronically, and shall be deemed effectively given or delivered upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

12. GOVERNING PLAN DOCUMENT. Your stock appreciation right is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your stock appreciation right, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your stock appreciation right and those of the Plan, the provisions of the Plan shall control.

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This Stock Appreciation Right Agreement shall be deemed to be signed by the Company and the Participant upon the electronic acceptance by the Participant of the applicable Stock Appreciation Grant Notice.

Trico Bancshares

2009 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (“Grant Notice”) and this Restricted Stock Unit Award Agreement (“Award Agreement”), Trico Bancshares (the “Company”) has awarded you a Restricted Stock Unit Award under its 2009 Equity Incentive Plan (the “Plan”) for the number of restricted stock units (“Restricted Stock Units”) as indicated in the Grant Notice (collectively, the “Award”). Except where indicated otherwise, defined terms not explicitly defined in this Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1. NUMBER OF RESTRICTED STOCK UNITS AND SHARES OF COMMON STOCK. The number of Restricted Stock Units subject to your Award is set forth in the Grant Notice. Each Restricted Stock Unit shall represent the right to receive one (1) share of Common Stock. The number of Restricted Stock Units subject to your Award and the number of shares of Common Stock deliverable with respect to such Restricted Stock Units may be adjusted from time to time for capitalization adjustments as described in Section 11(a) of the Plan.

2. VESTING. The Restricted Stock Units shall vest, if at all, as provided in the vesting schedule set forth in your Grant Notice; provided, however, that vesting shall cease upon the termination of your Continuous Service.

3. DIVIDENDS. You will be entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of shares subject to your Award, provided that any such dividends or distributions will be converted into additional shares covered by the Award (on the basis of the Fair Market Value of shares of Common Stock at the time of such dividend payment or other distribution), and further provided that such additional shares will be subject to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as apply to the other Restricted Stock Units and Common Stock subject to your Award.

4. PAYMENT. This Award was granted in consideration of your services to the Company. Subject to Section 10 below, you will not be required to make any payment to the Company (other than your past and future services with the Company) with respect to your receipt of the Award, vesting of the Restricted Stock Units, or the delivery of the shares of Common Stock subject to the Restricted Stock Units.

5. DELIVERY OF SHARES. Subject to Section 10 below, your vested Restricted Stock Units shall be converted into shares of Common Stock, and the Company will deliver to you a number of shares of the Company’s Common Stock equal to the number of vested shares subject to your Award, on the applicable vesting date or as soon as practicable thereafter. The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you will not be issued any shares of Common Stock under your Award unless either (a) such shares are then registered under the Securities Act or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive any shares of Common Stock under your Award if the Company determines that such receipt would not be in material compliance with such laws and regulations.

7. TRANSFER RESTRICTIONS. Prior to the time that the shares of Common Stock subject to your Award have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of such shares. For example, you may not use shares of Common Stock that may be issued in respect of your Restricted Stock Units as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse upon delivery to you of shares of Common Stock in respect of your vested Restricted Stock Units. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of shares of Common Stock in respect of vested Restricted Stock Units pursuant to this Agreement.

8. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service. In addition, nothing in your Award shall obligate the Company or any Affiliate, their respective shareholders, boards of directors or employees to continue any relationship that you might have as an Employee or Consultant of the Company or any Affiliate.

9. UNSECURED OBLIGATION. Your Award is unfunded, and even as a holder of vested Restricted Stock Units, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to distribute shares of Common Stock pursuant to this Agreement. You shall not have voting or any other rights as a shareholder of the Company with respect to the Common Stock acquired pursuant to this Agreement until such Common Stock is issued to you. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

10. WITHHOLDING OBLIGATIONS.

(a) At the time you receive a distribution of shares of Common Stock pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with such distribution.

(b) You may elect to satisfy the tax withholding obligations of the Company and/or any Affiliate by tendering a cash payment prior to the date determined by the Company and/or any Affiliate. In the event that you do not elect to make such a cash payment, (i) the Company shall withhold from fully vested shares of Common Stock otherwise issuable to you pursuant to your Award a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of distribution, not in excess of the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting), in compliance with any applicable legal conditions or restrictions, and (ii) any remaining amount of the tax withholding obligations of the Company and/or any Affiliate shall be considered and reported as an additional payment from the Company and/or any Affiliate to you.

(c) Unless the tax withholding obligations of the Company and/or any Affiliate thereof are satisfied, the Company shall have no obligation to deliver to you any shares of Common Stock pursuant to your Award.

11. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing or shall be delivered electronically, and shall be deemed effectively given or delivered upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

12. MISCELLANEOUS.

(a) The rights and obligations of the Company with respect to your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and/or accepting your Award and fully understand all provisions of your Award.

(d) This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

13. HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

14. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

15. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

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This Restricted Stock Unit Award Agreement shall be deemed to be signed by the Company and the Participant upon the electronic acceptance by the Participant of the applicable Restricted Stock Unit Grant Notice.

Trico Bancshares

2009 EQUITY INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT

Pursuant to the Target Award Grant Notice (“Grant Notice”) and this Performance Share Award Agreement (“Agreement”) (collectively, the “Award”), Trico Bancshares (the “Company”) has awarded you, pursuant to its Performance Share Award Program (the “Program”) under its Equity Incentive Plan (the “Plan”), the number of shares of the Company’s Common Stock as indicated in the Grant Notice, provided that (i) the Performance Goals specified in Exhibit A to the Program are met during the Performance Period beginning on                         ,                  and ending on                         ,                  and (ii) you remain continuously employed by the Company during the entire Performance Period. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan or Program document.

The details of your Award are as follows.

1. ENTITLEMENT TO SHARES. Subject to the limitations contained herein, you shall be entitled to receive a percentage of the shares of Common Stock specified in your Grant Notice if (i) a specified target level of certain Performance Goals is met during the applicable Performance Period and (ii) you remain continuously employed by the Company during the entire Performance Period. If the level of Performance Goals that is met during the Performance Period is less than or exceeds the specified target level, you will be awarded a pro-rata percentage of shares specified in your Grant Notice; provided, however, that (i) if a specified threshold level of Performance Goals is not met during the Performance Period, you will not receive any shares, and (ii) the maximum number of shares that you may receive will be 200% of the shares specified in your Grant Notice. The applicable threshold, target, and maximum award levels for the applicable Performance Period are set forth in Exhibit A to the Program.

2. DIVIDENDS. Prior to your receipt of any shares subject to your Award, you shall not receive any payment or other adjustment in the number of shares subject to your Award for dividends or other distributions that may be made in respect of the shares of Common Stock to which your Award relates.

3. DISTRIBUTION OF SHARES. Provided that you become entitled to the shares of Common Stock subject to your Award in accordance with Section 1 of this Agreement, the Company will distribute such shares to you within thirty (30) days following the completion of an independent audit and certification by the Committee, as described in Section 4(a) of the Program; provided, however, that in the event that the Company determines that you are subject to its Policy Against Trading on the Basis of Inside Information and any shares of Common Stock in respect of your Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during a “window period” applicable to you, as determined by the Company in accordance with such policy, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable within the next “window period” applicable to you pursuant to such policy; and provided further, that if you elect to defer issuance of the shares of Common Stock as provided in Section 4 of this Agreement, the shares of Common Stock shall be issued as set forth in your Deferral Election Form.

4. DEFERRAL ELECTION. You may elect to defer issuance of the shares of Common Stock that would otherwise be issued by virtue of the vesting of your Award as set forth in the Grant Notice. If such deferral election is made, it shall be made in accordance with the following requirements:

(a) No deferral period shall exceed five (5) years from the original vesting date of the Award; and

(b) You must complete and submit a Deferral Election Form (in substantially the form attached to the Grant Notice) to the Company by                        ,                 .

5. ADJUSTMENTS. The number of shares of Common Stock subject to your Award may be adjusted from time to time for capitalization adjustments, as provided in Section 11(a) of the Plan. In addition, the Committee is authorized to make certain adjustments in the method of calculating the attainment of Performance Goals, as provided in Section 2(ff) of the Plan.

6. SECURITIES LAW COMPLIANCE. You may not be issued any shares of Common Stock under your Award unless the shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

7. RESTRICTIVE LEGENDS. The shares of Common Stock issued under your Award shall be endorsed with appropriate legends, if any, determined by the Company.

8. TRANSFERABILITY. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of shares of Common Stock pursuant to Section 3 of this Agreement.

9. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue such service. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective shareholders, boards of directors, Officers or Employees to continue any relationship that you might have as an Employee, Director or Consultant for the Company or an Affiliate.

10. UNSECURED OBLIGATION. Your Award is unfunded, and as the holder of an Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Common Stock pursuant to Section 3 of this Agreement.

11. WITHHOLDING OBLIGATIONS.

(a) At the time you receive a distribution of shares of Common Stock pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from payroll and any other amounts payable to you and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.

(b) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares.

12. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

13. HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

14. AMENDMENT. Nothing in this Agreement shall restrict the Company’s ability to exercise its discretionary authority pursuant to Section 3 of the Plan; provided, however, that no such action may, without your consent, adversely affect your rights under your Award and this Agreement.

15. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

16. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

17. CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of California without regard to such state’s conflicts of laws rules.

TRICO BANCSHARES

NOTICE OF GRANT OF STOCK OPTION

The Participant has been granted an option (the “Option”) to purchase certain shares of Stock of Trico Bancshares pursuant to the Trico Bancshares 2009 Equity Incentive Plan (the “Plan”), as follows:

Participant:		Employee ID:

Date of Grant:

Number of Option Shares:

Exercise Price Per Share:	$

Vesting Commencement Date:

Option Expiration Date:	The tenth anniversary of the Date of Grant.

Tax Status of Option:	Nonstatutory Stock Option

Vested Shares:	Except as provided in the Stock Option Agreement and provided the Participant’s Service has not terminated prior to the applicable date, the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of Option Shares by the “Vested Ratio” determined as of such date as follows:

Vested Ratio
Prior to first anniversary of Vesting Commencement Date	0

On first anniversary of Vesting Commencement Date (the “Initial Vesting Date”)	1/4

Plus

For each additional full month of Participant’s Service from Initial Vesting Date until the Vested Ratio equals 1/1, an additional	1/48

By their signatures below, the Company and the Participant agree that the Option is governed by this Grant Notice and by the provisions of the Plan and the Stock Option Agreement, both of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan and the Stock Option Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions.

TRICO BANCSHARES	PARTICIPANT

By:

Signature
Its:

Date